Exhibit 31.1

                                  CERTIFICATION

I, Larry C. Schumate, certify the following:

1. I have reviewed this amended quarterly report on Form 10-QSB of Excalibur Industries, Inc.;

2. Based on my knowledge, this amended quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this amended quarterly report;

3. Based on my knowledge, the financial statements, and other financial information included in this amended quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of Excalibur Industries, Inc. as of, and for, the periods presented in this amended quarterly report;

4. Excalibur Industries, Inc.'s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for Excalibur Industries, Inc. and we have done the following:

      a. designed such disclosure controls and procedures to ensure that material information relating to Excalibur Industries, Inc. is made known to us by others within the Company, particularly during the period in which this amended quarterly report is being prepared;

      b. evaluated the effectiveness of Excalibur Industries, Inc.'s disclosure controls and procedures as of a date within 90 days prior to the filing date of this amended quarterly report (the "Evaluation Date"); and

      c. presented in this amended quarterly report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

5. Excalibur Industries, Inc.'s other certifying officer and I have disclosed, based on our most recent evaluation, to Excalibur Industries, Inc.'s auditors and the audit committee of Excalibur Industries Inc.'s board of directors:

      a. all significant deficiencies in the design or operation of internal controls which could adversely affect Excalibur Industries, Inc.'s ability to record, process, summarize and report financial data and have identified for Excalibur Industries, Inc.'s auditors any material weaknesses in internal controls; and

      b. any fraud, whether or not material, that involves management or other employees who have a significant role in Excalibur Industries, Inc.'s internal controls; and

6. Excalibur Industries, Inc.'s other certifying officer and I have indicated in this amended quarterly report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

January 19, 2005

                            /s/ Larry C. Shumate
                            --------------------
                            Larry C. Shumate
                            President and Chief Executive Officer
                            (Principal Executive Officer)